                                                                     EXHIBIT 2.2


                           SHARE PURCHASE AGREEMENT
                           ------------------------

This Share Purchase Agreement (the "Agreement") is entered into by and among the following:

1. EBY-SEMANTICA (TESTING METHODS) LIMITED, formally EBY SOFTWARE LIMITED, a company formed according to the laws of Ireland registration number 221998, having its principal office at
     65 Wigmore Street, London, WIH OHR
     (hereinafter "EBY LTD").

2.   SOFTWARE IDEAS, INC.,
     a company formed according to the
     laws of Nevis, a Caribbean Island,
     formed on October 16, 1995
     having its principal offices at
     Landstr. Hauptstr. 2/266, A-1030 Wien
     (hereinafter "the Seller).

3.   MERCURY INTERACTIVE (ISRAEL) LTD.,
     a company formed according to the
     laws of the State of Israel, registered
     company number 51-14066-7, having
     its principal offices at 2 Hayotzrim Street, Or-Yehuda 60218, Israel
     (hereinafter "the Buyer").

WHEREAS EBY LTD. is the legal owner of the rights in and to the know-how and technology owned, as described in Appendix 1 attached to this Agreement and
                                  ----------
hereinafter to be known as the "Technology"; and

WHEREAS the Seller is the legal owner of 100% of the outstanding ordinary shares of EBY LTD. (hereinafter the "Shares") and is interested in selling all of the Shares to the Buyer; and

WHEREAS the Buyer is interested in acquiring the Shares to become the sole legal owner of EBY LTD. for the main purpose of acquiring the rights to the "Technology".

NOW THEREFORE, in consideration of the representations, warranties, covenants, and agreements of the parties hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Sale and Purchase of Shares
     ---------------------------

     1.1  Sale and Purchase of Shares
          ---------------------------

          (a) The Seller is selling the Shares at the price of US $3,000 dollar per Share for an aggregate purchase price of US $ 3,000,000, ("the Purchase Price"). The Buyer agrees to such purchase of the Shares and receiving ownership of EBY LTD. as a going concern, paying no more than the Purchase Price and subject to the Seller paying all existing debt, liabilities and obligations of EBY LTD. and subject to Section 6.7 herein.

     1.2  Escrow of Purchase Price
          ------------------------

          At the Closing, the Buyer shall cause the Purchase Price to be deposited with Advocate Joseph Shefet, who agrees to act as escrow agent (the "Escrow Agent"), under an escrow agreement in the form attached hereto as Appendix 2 (the "Escrow Agreement"). The Escrow
                             ----------
          Agent shall hold and distribute the Purchase Price in accordance with the provisions of the Escrow Agreement.

     1.3  Closing
          -------

          (a) Subject to satisfaction or waiver of the conditions precedent to the obligations of the parties hereto and the execution and delivery of this Agreement and all other documents required by this Agreement, the sale and purchase of the Shares shall take place at the offices of Zysman, Aharoni, Gayer, 60 Yehuda HaLevi Street, Tel-Aviv 65797, Israel, on or before January 15, 1996, or other time and place as the Buyer and Seller designate orally or in writing (which time and place are designated as the "Closing").

          (b) At the Closing the Seller shall deliver (i) properly executed transfer bill of shares certificates signed by the Seller representing the Shares the Buyer is purchasing, to be given to the Escrow Agent, (ii) written technical documentation of the know-how and source codes of the Technology appearing in Appendix 1 herein, to be given prior to or at the Closing to the Buyer,
               (iii) a copy of two respective resolutions of the Seller and EBY LTD.'s board of directors approving the Agreement and the transfer of the Shares to the Buyer, (iv) a letter of resignation of Seller's representatives as directors and managers of EBY LTD. to be effective upon the Buyer receiving the Shares from the Escrow Agent, such letter to be held by the Escrow Agent, and (v) the written opinion of the Seller's and EBY LTD.'s counsel as described herein to be given to the Buyer at the Closing. Within ten days from the signing of this Agreement at Closing, the Buyer shall make the payment of the Purchase Price by bank transfer of the Purchase Price to the Escrow Agent's bank account as follows:
               To the main branch of B.A.W.A.G (BLZ 14000), 5 Turchlauben, Vienna, Austria, account no. 10051-094-811.

          (c)  Payment shall be made to the Seller by the Buyer in U.S. dollars.

2.   REPRESENTATIONS AND WARRANTIES OF THE SELLER AND EBY LTD
     --------------------------------------------------------

     The Seller and EBY LTD. hereby jointly and severally represent and warrant that the representations and warranties of the Seller and EBY LTD. in this
     Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement in this
     Section 2), except as set forth in the disclosure schedule delivered by the Seller and EBY LTD. to the Buyer on the date hereof, a copy of which is attached as Appendix 3 (hereinafter the "Disclosure Schedule").
                 ----------

     The Disclosure Schedule will specifically identify the relevant subparagraph contained in Section 2, provided that any information or disclosure contained in the Disclosure Schedule shall be deemed to qualify each of the representations and warranties set forth in this Section 2. The Seller and EBY LTD. jointly and severally represent and warrant as follows:

     2.1  Organization, Good Standing and Qualification
          ---------------------------------------------

          The Seller and EBY LTD. are duly organized, validly existing and in good standing under the laws of Ireland and the Island of Nevis, respectively, and have all requisite corporate power and authority to carry on business as now conducted in each of the jurisdictions listed in the Disclosure Schedule and are not required to be so qualified by applicable law or regulation in any other jurisdiction based on the nature of each of their operations or the ownership of each of their assets. EBY LTD. does not own, directly, or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust or other entity. EBY LTD.'s Memorandum and Articles of Association are attached as Appendix 4 herein, and are
                                                      ----------
          complete and correct.

     2.2  Capitalization and Voting Rights
          --------------------------------

          (a) The authorized capital of EBY LTD. consists immediately prior to the Closing, of one million Ordinary Shares, par value one Irish Sterling per share ("Ordinary Shares"), of which one thousand Ordinary Shares are issued and outstanding and one hundred percent owned by the Seller.

          (b) No additional shares of EBY LTD. have been reserved to be issued, either directly or indirectly, upon exercise of options, warrants or other arrangements to employees, officers, directors and consultants of the Seller and/or EBY LTD., or third parties. The Seller is the owner, beneficially and of record, of all the Shares, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions, and has full power to transfer the Shares to the Buyer without obtaining the consent or approval of any other person or government entity. The Seller will convey to the Buyer good, valid and marketable title to the Shares.

     2.3  Employees; Officers
          -------------------

          (a) There are no officers or employees of EBY LTD. as of the date of the Closing. EBY LTD. will be required to pay any compensation, payments and benefits associated with the termination and/or transfer of the employees and officers. Any employees and officers hired in the future from EBY LTD. will be required to sign confidentiality and non-competition agreements as deemed necessary by the Buyer.

     2.4  Authorization
          -------------

          All corporate action on the part of the Seller and EBY LTD. directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Seller and EBY LTD. hereunder, and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of Seller and EBY LTD. enforceable in accordance with its terms.

     2.5  Valid Purchase of Shares
          ------------------------

          The Shares being purchased by the Buyers hereunder, when transferred, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be fully paid and nonassessable.

     2.6  Litigation
          ----------

          (a) There are no claims, actions, suits, proceedings or investigations pending or currently threatened against the Seller and/or EBY LTD. and/or its directors and officers, which question the validity of this Agreement or the right to enter into it, or to consummate the transaction contemplated hereby, or which might result either individually or in the aggregate in any material adverse changes in the assets, conditions, affairs or prospects of EBY LTD., except as described on the Disclosure Schedule, if any.

          (b) The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Seller's and/or EBY LTD.'s employees and/or consultants,, their use in connection with their business of any information or techniques allegedly proprietary to any of their former employers or consultancy arrangements, or their obligations under any agreements with prior employers or consultancy arrangements.

          (c) The Seller and/or EBY LTD. is not a party or subject to the provisions of any order, writ, injunction, judgement or decree of any court or government agency or instrumentality and there is no action, suit, proceeding or investigation against either, by any government agency or instrumentality currently pending or which any one of them intends to initiate.

     2.7  Technology
          ----------

          (a) EBY LTD. owns all right, title and interest in or to the Technology.

          (b) The Seller shall provide to the Buyer a package of written technical information describing the Technology in detail as used for the Seller's own use and in enough detail that the Buyer is satisfied that it has received the Technology acquired. Such package shall be furnished by the Seller in the form of one copy in the English language. Seller shall not retain any trade secret or confidential materials constituting the technology.

          (c) The Seller shall have its management representatives stay in contact from time to time with the Buyer's. Whenever reasonably requested by the Buyer, the Seller will review with the Buyer the scope and content of the written information and documentation of the Technology, of interest to the Buyer, and work out practical procedures for promptly disclosing any item of Technology not clear to the Buyer.

          (d) The Technology is sufficient for its business as now conducted and as proposed to be conducted and such Technology does not conflict with, or infringe upon, the rights of others, including on any copyrights, patents, trademarks, trade names, trade secrets or other intellectual property rights of others. No shareholder, officer, director or, to the best of the knowledge of the Seller and EBY LTD., no employee of EBY LTD., nor any spouse, child or other relative of any of these persons owns or has any interest, directly or indirectly in the Technology.

          (e) EBY LTD. has exclusive ownership rights to the Technology, is the owner of all the software (including without limitation, source code, object code, data, files, tables, and documentation), and other copyrighted or copyrightable materials included in the Technology. The Seller and EBY LTD. have obtained, where required, the right to use, copy, modify and distribute any third-party programming and materials contained in the Technology and any technical documentation pursuant to any licenses from third parties.

          (f) The Seller and EBY LTD. have not received any communications alleging that it or they, has or have, violated, or by conducting the business of EBY LTD. as proposed by the Buyer, would violate any of the copyrights, patents, trade secrets or other proprietary rights of any other person or entity, nor are the Seller and EBY LTD. aware of any infringement of the foregoing rights by others.

          (g) EBY LTD. is not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgement, decree or order of any court or administrative agency, that would interfere with the use of its respective best efforts to promote the interests of itself or that would conflict with it's business as proposed to be conducted by the Buyer.

     2.8  Compliance with Other Instruments and Laws
          ------------------------------------------

          (a) EBY LTD. is not in default of any provisions of its respective Memorandum, Articles of Association or Protocols, of any instrument, judgement, order, writ, decree or contract to which it is a party or by which it is bound or, of any provision of law applicable to it.

     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation of applicable statutes, laws and regulations, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgement, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of EBY LTD..

2.9  Agreements; Default
     ------------------

(a) The Appendices, including the Disclosure Schedule contain all outstanding contracts, licenses, agreements or understandings to which EBY LTD. is a party or by which EBY LTD. or any of EBY LTD.'s assets are bound. There are no agreements, understandings or proposed transactions between EBY LTD. and/or the Seller (regarding the Seller's involvement with EBY LTD.), any of its officers, directors, shareholders, affiliates, or any affiliate thereof, except as identified in the Disclosure Schedule, if any. There is no default, or event that with notice or lapse of time, or both, would constitute a default, by EBY LTD., or to the best knowledge and belief of EBY LTD. or the Seller, any other party to any of the contracts, agreements or understandings listed in the Disclosure Schedule.

(b) The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a default, breach or violation or an event that, with notice or lapse of time or both, would constitute a default, breach or violation of the Memorandum and Articles of Association of EBY LTD., or any contract, license, agreement or understanding to which EBY LTD. or the Seller is a party or by which EBY LTD. or its property is bound; (ii) an event that would permit any party to terminate any or to accelerate the maturity of any indebtedness or other direct or indirect obligation of EBY LTD.; or (iii) the creation or imposition of any lien, charge or encumbrance on any of the properties of EBY LTD.

2.10 Disclosure
     ----------

     (a) The Seller and EBY LTD. have fully provided the Buyer with all the information which the Buyer has requested for deciding whether or not to purchase the Shares and all information which they believe is reasonably necessary to enable the Buyer to make such a decision.

     (b) None of the statements or certificates made or delivered by the Seller or EBY LTD. in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement herein or therein misleading.

2.11 Title to Property and Assets
     ----------------------------

     EBY LTD. owns its property and assets including without limitation the Technology and all rights in such Technology, free and clear of all mortgages, liens, loans and encumbrances. With respect to the property and assets it leases, EBY LTD. is in compliance with such leases and, to the best of its knowledge, holds valid leaseholds interest free of any liens, claims or encumbrances.

2.12 Tax Returns, Payments and Elections
     -----------------------------------

     EBY LTD. has timely filed all tax returns and reports as required by law and the returns and reports are true and correct in all material respects, and paid all taxes and other assessments as due in all jurisdictions and residences in which it operates and resides. EBY LTD. has duly paid, deposited or accrued on its books of account, any and all taxes it is required to pay or which is obligated to withhold from amounts owing to any employee. No current or deferred liability for taxes attributable to any period ending (or the portion of such period ending) after the Closing Date has been incurred by EBY LTD. other than in the ordinary course of business. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against EBY LTD. with respect to any tax nor is there any basis thereof. EBY LTD. is not a party to any tax sharing, allocation or indemnity agreement. EBY LTD. has not waived any statute or limitations in respect of any taxes or agreed to any extension of time with respect to an assessment of deficiency with respect to such taxes. For purposes of this Agreement, the terms "tax" and "taxes" shall mean all taxes and any tax including, without limitation, all income, sales, value added, employment, profit, payroll, use, trade, property, excise, unitary, transfer, registration, transferee or secondary liability for taxes, penalties, interests, fines, duties, withholdings, assessments and charges assessed or imposed by any governmental authority.

2.13 Labor Agreements and Actions
     ----------------------------

     (a) EBY LTD. is not bound by or subject to (and none of its assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees, representatives or agents of EBY LTD.

     (b) There is no strike or other labor dispute involving EBY LTD. pending, or to the best knowledge threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of EBY LTD. (as such business is presently conducted and as it is proposed to be conducted), nor is EBY LTD. aware of any labor organization activity involving its employees.

     2.14 Financial Statements
          --------------------

          (a) If the Buyer does not exercise the option under Section 7 of this Agreement, the Buyer will receive from the Escrow Agent as per the Escrow Agreement herein attached as Appendix 2, a copy of the balance sheet and income statement of EBY LTD. at November 30, 1995, presented in U.S. Dollars according to U.S. generally accepted accounting principles, ("the Financial Statements"). The Financial Statements will be complete and correct in all material respects and fairly represent the financial position of EBY LTD. as of the date thereof, and there will be no material changes in the Financial Statements to be attached and incorporated in this Agreement as Appendix 5 from the date of the Financial Statements
                            ----------
               dated November 30, 1995 until receipt of the Financial Statements to be given to the Buyer.

          (b) As of the signing of this Agreement, the date of the Financial Statements of November 30, 1995 to be given to the Nuyeras stated herein this Agreement, and up to the time the Shares are transferred to the Buyer from the Ecrow Agent, EBY LTD. has no or will not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not or will not be reflected or adequately reserved against in the November 30, 1995 balance sheet, expect for those (i) that have been incurred in the ordinary course of business after November 30, 1995, in an individual amount of less than $5,000 or in an aggregate amount of less than $15,000 or (ii) that are not required by generally accepted accounting principles to be included in the November 30, 1995 balance sheet.

     2.15 Applicable Securities Laws
          --------------------------

          The Shares being sold to the Buyer will not require registration with the Securities and Exchange Commission or any governmental agency of any country. It is understood by the Seller and EBY Ltd. that the Buyer will be required under the regulations of the Securities and Exchange Commission to make a disclosure concerning the acquisition of the Shares and to file a copy of this Agreement with the Securities and Exchange Commission.

     2.16 Power of Attorney or Suretyship
          -------------------------------

          EBY LTD. has no power of attorney outstanding nor any other agreement of agency (whether as principal or agent) nor has it any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, consignor, endorser, co-maker, indemnitor or otherwise in respect of any person, corporation, partnership, joint venture, association, organization or other entity.

     2.17 Insurance
          ---------

          The Disclosure Schedule contains a true and correct list of insurance policies held by EBY LTD. concerning its business and properties. EBY LTD. has provided to the Buyer copies of all such insurance policies. Such insurance or comparable insurance will be maintained in full force and effect to and including the Closing.

     2.18 Banks
          -----

          The Disclosure Schedule lists the names and addresses of all banks or other financial institutions at which EBY LTD. has an account, deposit or safe deposit, together with a list of names of all persons authorized to draw on these accounts or deposits or to have access to these boxes.

     2.19 Environmental Matters
          ---------------------

          EBY LTD. has no liability, actual or contingent, for any claims, costs, suits or damages of any kind or nature arising out of the presence of any hazardous materials, in under or on any property that EBY LTD. has at any time owned, operated, occupied or leased. There are no environmental proceedings against the Seller or EBY LTD., nor are they subject to any claim, investigation, action, proceeding, injunction or decree relating to environmental issues. All environmental permits held by EBY LTD. are listed in the Disclosure Schedule, if any.

     2.20 Representations Complete
          ------------------------

          The Seller and EBY LTD have disclosed all material information relating specifically to the business, operations and prospects of EBY LTD. None of the representations and warranties made by the Seller and/or EBY LTD. herein or in any appendix, exhibit, schedule or certificate furnished by either of them, or on their behalf, pursuant to this Agreement, contains or at the Closing, will contain any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they were made, to be considered misleading.

3.   Representations and Warranties of the Buyer
     -------------------------------------------

     The Buyer represents and Warrants to the Seller that:

     3.1  Company Existence; Authorization
          --------------------------------

          The Buyer is duly organized and properly registered in the jurisdiction of their organization. All action on the part of the Buyer, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Buyer enforceable in accordance with its terms, subject only to laws affecting the rights and remedies of creditors.

          The execution, delivery and performance of this Agreement will not violate any provision of the charter documents of the Buyer, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of law, rule or regulation applicable to the Buyer.

     3.2  Disclosure of Information
          -------------------------

          It believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Buyer further represents that it had an opportunity to ask questions and receive answers from the Seller and EBY LTD. regarding the terms and conditions of the purchase of the Shares and has reviewed the relevant written documents of EBY LTD.. The foregoing, however, does not limit or modify the representations and warranties of the Seller and EBY LTD. in Section 2 of this Agreement or the right of the Buyer to rely thereon.

4.   Conditions Precedent to the Buyer's Obligations at Closing
     ----------------------------------------------------------

     The obligations of the Buyer to enter into the transaction contemplated by this Agreement are subject to the satisfaction, or waiver in writing by the Buyer, at or before the Closing of each of the following conditions.

     4.1  Representations and Warranties
          ------------------------------

          The representations and warranties of the Seller and EBY LTD. contained in this Agreement, the covenant not to compete and the appendices hereto, or any written statement delivered by the Seller or EBY LTD. under this Agreement, shall be true and correct on the date hereof and on and as of the Closing as though made on such date, except as amended by the Seller and EBY Ltd. at the Closing and which amendment shall be specifically approved by the Buyer.

     4.2  Performance
          -----------

          The Seller and EBY LTD. shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed, satisfied or complied with by it on or before the Closing.

     4.3  Proceedings, Documents and Certificates
          ---------------------------------------

          All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Buyer's counsel, and the Buyer and/or the Escrow Agent shall have received all such counterpart, original and certified or other copies of such documents as they may reasonably request. The Escrow Agent shall receive and hold on behalf of the Buyer the following documents:

          (i) a certificate, dated the Closing, signed by the Seller, and President and Chief Financial Officer of EBY LTD. certifying that the conditions set forth in this Section 4 have been fulfilled, (ii) a certificate as to the good standing of EBY LTD. and (iii) certificates of no outstanding tax liability of EBY LTD. from the appropriate authorities of Ireland and the United Kingdom.

     4.4  Written Opinion of the Seller's and EBY LTD.'s Legal Counsel
          ------------------------------------------------------------

          A written legal opinion from the legal counsel(s) of the Seller and EBY LTD., to be addressed to the Buyer and to be permitted to be read by relevant third parties, dated the day of the Closing, will be given stating the following:

          (a) The Seller and EBY LTD. has been duly incorporated, where and when, and list of the present shareholders;

          (b)  Statement of the existing capitalization of the Seller and EBY
               LTD.;

          (c) Shares to be sold to and purchased by the Buyer are validly issued and are outstanding shares of EBY LTD.;

          (d) Whereby at Closing, the Buyer's purchase of the Shares from the Seller will result in the Buyer acquiring 100% ownership and control of EBY LTD..

          (e) Legal counsel knows of no litigation, proceeding or investigation which might result in any material adverse change in the business of the Seller and EBY LTD. and ownership of the Shares at closing;

          (f) The sale of the Shares does not require the approval of any government or third party approval other than the shareholders of the Seller and will not violate any securities laws in the U.S.A., Israel or elsewhere in the world;

          (g) The total payment of the Purchase Price will be used to pay two existing obligations of EBY LTD. as follows: (1) The Seller, Software Ideas, Inc., will receive $2,875,000 with respect to the agreement dated October 18, 1995, between EBY LTD. and the Seller, and (2) Fiering & Sjolie Handelsgesellschaft m.b.H. will receive $125,000 with respect to an agreement dated November 29, 1995. After such payments, EBY LTD. has no current or deferred liability to the Seller, EBY LTD.'s employees, or any third party.

          (h) EBY LTD. owes no current or deferred taxes anywhere in the world as of the Closing.

     4.5  Necessary Consents
          ------------------

          All necessary agreements and consents of any third parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by the Seller and EBY LTD. and delivered to the Buyer including, without limitation, any and all required consents of any foreign or state securities law commissioner.

     4.6  Resignations of Officers and Directors
          --------------------------------------

          All directors and officers of EBY LTD. shall have delivered to the Escrow Agent their resignation as officers and directors of EBY LTD., effective as of the release of the Shares to the Buyer, and such resignations shall be given to the Buyer, simultaneously upon release of the Shares.

     4.7  Escrow Agreement
          ----------------

          The Seller and EBY LTD. shall have executed and delivered the Escrow Agreement in the form attached hereto as Appendix 2.

     4.8  Technology Acquisition Agreements
          ---------------------------------

          The Buyer has been supplied an executed copy of the agreement dated October 18, 1995, between EBY LTD. and the Seller, and an executed copy of the agreement dated November 29, 1995, between EBY LTD. and Fiering & Sjolie Handelsgesellschaft m.b.H., regarding acquisition of the Technology in Appendix 1. Such agreements constitute valid and legally binding obligations of the parties and enforceable in accordance with their terms.

5.   Conditions Precedent to the Seller's Obligations at Closing
     -----------------------------------------------------------

     The obligations of the Seller to enter into the transactions contemplated by this Agreement, are subject to the satisfaction, or waiver in writing by the Seller, at or before the Closing of each of the following conditions:

     5.1  Representations and Warranties
          ------------------------------

          The representations and warranties of the Buyer contained in this Agreement shall be true and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     5.2  Payment of Consideration
          ------------------------

          The Buyer shall have delivered the consideration specified in Section 1 of this Agreement.

6.   Obligations of the Seller After Closing
     ---------------------------------------

     6.1  Survival of Representations, Warranties and Covenants
          -----------------------------------------------------

          The representations, warranties and covenants of the Seller and EBY LTD. contained in this Agreement or in any certificate, document or instrument delivered pursuant hereto, shall survive the Closing for a period of three (3) years.

     6.2  Indemnification
          ---------------

          (a) For the period set forth in Section 6.1, the Seller shall indemnify, defend, and hold harmless the Buyer and EBY LTD. and their respective affiliates, successors and assigns, against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and attorneys fees (collectively referred to as "Losses") that EBY LTD. or the Buyer shall directly or indirectly incur or suffer and which arise out of, or are caused or occasioned by, the incorrectness, untruth, or breach of any warranty, representation, covenant or agreement made in this Agreement, or the other exhibits hereto, and all actions and suits incident thereto including any and all personal debts, liabilities or obligations of The Seller, whether past, future, fixed, contingent or otherwise. Notwithstanding for foregoing liability of The Seller under this Section 6.2 shall be limited as set forth in Sections 6.2(b) and 6.2(c).


          (b) Except with respect to claims based on fraud, the rights of The Buyer and EBY LTD. under this Article VII shall be the exclusive remedy under this Agreement for claim based on the incorrectness, untruth or breach of any warranty, representation, covenant or agreement in this Agreement, or the other exhibits to this Agreement and all actions and suits incident thereto including any and all personal debts, liabilities or obligations of the Seller, whether past, future, fixed, contingent or otherwise and the Seller shall in any event have no liability with respect to any other claim (whether in contract, tort, or otherwise) with respect to or relating to this Agreement, to Escrow Agreement, or the other exhibits to the Agreement.

          (c) The Buyer will give notice pursuant to Section 11.6 as soon as reasonably practicable to the Seller of any claim by the Buyer for indemnification under this Section or any action or suit against the Buyer or EBY LTD. which, if successfully prosecuted, would result in the proof of incorrectness, untruth or breach of any warranty, representation or agreement made under this Agreement, the Escrow Agreement, or other exhibits or appendices to the Agreement hereto by such persons. Any such notice shall include a description of the basis for the claim or the action or suit in sufficient detail so that the Seller can adequately evaluate the nature of the Buyer's claim.

               The failure promptly to notify the Seller shall not relieve the Seller of its obligations hereunder except to the extent that the failure to so notify materially prejudices the Seller's ability to defend such claim, action or suit. The Seller shall be entitled to control the defense, settlement or other disposition of any such claim, and the Buyer agrees to cooperate with, and to cause EBY LTD. to cooperate with the Seller in any such defense, including, without limitation, by revealing all information pertinent thereto within such person's control and by testing for and on behalf of the Buyer, EBY LTD. or the Seller. The Seller shall have the right, but not the obligation, to compromise or settle any such claim:

               (i) with the prior consent of the Buyer which consent shall not be unreasonably withheld; or

               (ii) without the prior consent of the Buyer if the consent of the
                    Buyer was solicited in writing prior to settlement or compromise and such consent was unreasonably withheld.

               The Seller, in the defense of any such claim, except with the consent of the Buyer, shall not consent to the entry of any judgement or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Buyer and EBY LTD. of a release from all liability in respect to such claim or litigation.

          (d) Notwithstanding any provision to the contrary in this Agreement, the Buyer and EBY LTD., at their sole option, and at their sole expense, shall have the right but not the obligation, to participate in, though not control, the defense, settlement or other disposition of any action or suit against the Buyer or EBY LTD. which, if successfully prosecuted, could give rise to a claim of indemnification against the Seller hereunder.

     6.3  Further Assurances
          ------------------

          At the request of the Buyer, the Seller and his respective successors and assigns, at any time after the Closing, shall execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents, and instruments of transfer, reasonably requested by the Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the Buyer for the purpose of assigning, transferring, granting, conveying, and confirming or reducing to possession or quiet enjoyment the Shares to be conveyed and transferred to the Buyer by this Agreement or any rights assumed by or granted to the Buyer hereunder.

     6.4  Waiver of Intellectual Property Claims
          --------------------------------------

          The Seller covenants and agrees that it will not now, or at any time in the future, directly or indirectly claim or assert in any action that the products, conduct or operations of EBY LTD. or the Buyer or any of its affiliates, or the practice of the Technology by any of them, infringes or otherwise violates any intellectual property rights of the Seller or any of its affiliates or licensees.

     6.5  Waiver of Contribution
          ----------------------

          The Seller expressly acknowledges and agrees that EBY LTD. is becoming a wholly-owned subsidiary of the Buyer on the Closing and although EBY LTD. is a party to this Agreement and has joined in the representations, warranties and covenants made hereunder, the purpose of the representations, warranties and covenants and the indemnification provisions contained herein are primarily, but not exclusively, intended to confer upon the Buyer the right to proceed against the Seller and the Seller shall not allege or seek contribution from EBY LTD. for claims made by the Buyer hereunder and the Seller hereby waives all rights to so allege or so seek.

     6.6  Covenant Not To Compete
          -----------------------

          The Seller agrees that after the Closing, the Seller or its associates will not compete, directly or indirectly, engage in the development, manufacture, market or service in the software testing and verification markets dealing with the Technology described in Appendix 1.

     6.7  Use of Purchase Price
          ---------------------

          The Seller agrees that after Closing and upon the date of release of the Purchase Price by the Escrow Agent to the Seller, to pay within five days, the amount of $125,000 to Fiering & Sjolie Handelsgesellschaft m.b.H. ("Fiering & Sjolie") with respect to the agreement dated November 29, 1995, between EBY LTD. and Fiering & Sjolie, and to accept the remainder of the Purchase Price, $2,875,000, as payment in full for the outstanding obligation between the Seller and EBY LTD. based on the agreement dated October 18, 1995.

7.   Option to Acquire Technology
     ----------------------------

     7.1 For 120 days from the Closing, upon written notice to EBY LTD. and the Seller, the Buyer may, at its sole discretion, elect to rescind its purchase of the Shares of EBY LTD. under this Agreement in exchange for the acquisition from EBY LTD. and the Seller of all Technology. EBY LTD. and the Seller agree to execute such a technology purchase agreement attached as Appendix 6 herein, and that the Purchase Price
                                ----------
          paid to the Seller at the Closing under this Agreement will constitute full payment for the Technology under such technology purchase agreement.

     7.2 Failure of the Seller and EBY LTD. to pass all documents to the Buyer as required under this Agreement would be considered good reason and cause for the Buyer, at the Buyer's choice, not to exercise the option herein described above.

8.   Confidentiality
     ---------------

     8.1 It is agreed by the parties to this Agreement that the nature of the transaction herein is confidential, and as such information herein will only be disclosed on an as needed basis to facilitate the transaction and on an as required basis.

     8.2 Such confidential information specifically includes all source code, system and user documentation, and other technical documentation pertaining to the Technology and software programs, including any proposed design and specifications for future products and products in development, marketing plans, and all other technical and business information concerning the Technology and the Buyer's business.

     8.3 Notwithstanding Sections 8.1 and 8.2, the parties may disclose confidential information where necessary to any regulatory authorities or governmental agencies pursuant to legal process or if required by court order or decree.

     8.4 For purposes of this Agreement, information shall not be deemed confidential if such information is available in full from public sources, if such information is received from a third party not under an obligation to keep such information confidential, or if the recipient can conclusively demonstrate that such information was independently developed by the recipient.

     8.5 The parties agree that money damages will not be a sufficient remedy for any breach of this Section 8 and that, in addition to all other remedies, the non breaching party shall be entitled to specific performance and injunctive relief or other equitable relief as remedies for any breach or threatened breach.

     8.6 In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including to, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared and such information will be kept confidential.

     8.7 The parties hereto will mutually agree in advance on the form, timing and contents of announcements and disclosures regarding the transactions contemplated by this Agreement. The parties agree that the Buyer may issue a press release announcing the execution of this Agreement. Following the Closing, the Buyer shall have the right to make public disclosures of the terms of this Agreement and the consummation of the transactions contemplated hereby without the written consent of the Seller.

9.   Taxes Liabilities and Foreign Exchange
     --------------------------------------

     The consideration to be paid by the Buyer to the Seller for the Shares will be according to Section 1 of this Agreement and each party will be responsible for its own tax liabilities and government approvals such as foreign exchange regulations.

10.  Termination Prior to Closing
     ----------------------------

     This Agreement may be terminated at any time prior to the Closing as follows:

     10.1  By the mutual consent of the Parties in writing.

     10.2 Without liability, if Closing shall not have occurred on or before January 15, 1996.

     10.3 Without liability, if a party shall fail to perform any material aspect of this Agreement or materially breach its representations, warranties, agreements, or covenants contained herein, provided such breach shall not be cured within ten days after such party has been notified in writing of the other party's intent to terminate this Agreement pursuant hereto.

     10.4 Termination of this Agreement pursuant to this Section 10 shall terminate all obligations of the parties hereunder, except for the obligations of Confidentiality set forth herein.

11.  Miscellaneous
     -------------

     11.1  Survival
           --------

           The representations and warranties of the parties to this Agreement, contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the parties.

     11.2  Successors and Assigns
           ----------------------

           Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns, any rights, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.3  Settlement of Disputes; Arbitration; Governing Law
      --------------------------------------------------

      (a) In the event of an occurrence of any dispute of disagreement, the Parties shall first exert their best efforts in good faith to resolve the matter amicably between themselves as provided for in this Section. Within 30 days after written demand by either party, the Parties shall each designate a representative from among those personnel acquainted with the work involved who shall discuss and attempt to resolve the dispute or disagreement at the offices of the Buyer in Israel, or such other place agreeable to the Parties.

          If a resolution has not been reached within 90 days from the date on which the written demand for such working-level discussions was originally made, then the Parties may go to binding arbitration, to the Israeli Institute of Commerical Arbitration Association. The award of such arbitration shall be binding upon the parties.

      (b) It is agreed that the substantive law governing this Agreement will be the law of the State of Israel and any disputes resolved in arbitration will be governed as such.

11.4  Counterparts
      ------------

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.5  Titles, Subtitles, Preamble and Appendices
      ------------------------------------------

      The Titles and subtitles used in this Agreement are used for convenience only and are not to be considered in interpreting this Agreement. The Preamble and Appendices are an integral and inseparable part of this Agreement.

11.6  Notices
      -------

      Unless otherwise provided, any notice required or permitted under this Agreement with respect to parties shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or fourteen (14) business days after deposit with a National Post Office, for dispatch by registered or certified mail, postage prepaid and addressed to the party to be notified at the address set forth in this section as follows:

      For the Seller and EBY LTD.:
               Dr. Leopold Specht, Advocate
               Franziskanerplatz 3/1
               1010 Wien
               Telephone: (0222) 5129074
               Fax: (0222) 512 5125377

        For the buyer:
                Mr. Aryeh Feingold
                Mercury Interactive (Israel) Ltd.
                2 Hayotzrim Street
                Or-Yehuda 60218, Israel
                Telephone: (03) 5388888
                Fax: (03) 5331617


        or at such other address as such party may designate by written notice to the other parties; if by facsimile transmission within 48 hours of receipt; in the case of an internationally recognized overnight courier, on the next business day after the date when sent. Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.


11.7    Expenses
        --------

        Irrespective of whether the Closing is effected, the Buyer to this Agreement shall bear the costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. The Seller shall pay all such costs and expenses incurred by EBY LTD. and the Seller, provided, however, that the Buyer shall pay, promptly after the Closing, the reasonable itemized legal fees and costs of counsel to the Seller and EBY LTD., up to an aggregate maximum amount of $60,000. There are no finder's fees or broker's fees regarding this Agreement. The Seller and the Buyer each agree to indemnify and hold harmless the other against any loss, liability, damage, cost, claim, or expense incurred by reason of any brokerage commission, or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

11.8    Assignment
        ----------

        The Seller and EBY LTD. shall not assign this Agreement without first obtaining the written consent of the Buyer. The Buyer shall not assign this Agreement to any entity without first obtaining the written consent of the Seller and EBY LTD., which consent shall not be unreasonably held, provided, however that the Buyer may assign its rights and obligations hereunder to any successor or successors of the Buyer by way of reorganization, merger or consolidation and any assignee of all or substantially all of its business and assets or more than 50% of its shares of outstanding capital stock.


11.9    Entire Agreement, Amendments and Waivers
        ----------------------------------------

        This Agreement and the appendices hereto constitute the entire agreement between the parties pertaining to the agreements, representations, warranties, covenants and understandings of the parties and expressly supersedes the Letter of Intent between the parties dated October 19, 1995. No supplement, modification, or amendment of this Agreement shall be binding unless executed by all the parties. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

    11.10 Severability
          ------------

          Should any provision of this Agreement be determined to be invalid, it shall be severed from this Agreement and the remaining provisions shall remain in full force and effect.

    11.11 Parties in Interest
          -------------------

          Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective and permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

    11.12 Advice of Legal Counsel
          -----------------------

          Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it has been independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representations or statements made by any other party as to such consequences.

IN ATTESTING THERETO, THE PARTIES BELOW STATE THAT THEY ARE PROPERLY EMPOWERED AND AUTHORIZED BY THEIR RESPECTIVE ENTITIES AND/OR AS INDIVIDUALS, TO EXECUTE THIS AGREEMENT AND HAVE SIGNED THIS AGREEMENT AS OF THE DATE SO INDICATED.

  *****        12.12.95                 *****                 *****
----------------------------            -----------------------------
The Seller            date              The Buyer              date

By: Lissovskaia Tatiana                 By:__________________________
   -------------------------

Title:______________________            Title:_______________________

*****          12-12-95
----------------------------
EBY LTD.              date

By: Leopold Sperhl
   -------------------------

Title:______________________